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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 IPAYMENT, INC.

            Pursuant to Section 241 of the General Corporation Law of the State of Delaware (the "Act"), iPayment, Inc., a Delaware corporation (the "Corporation"), organized and existing under and by virtue of the provisions of the Act and all amendments thereto, and the Certificate of Incorporation filed in the office of the Secretary of State of Delaware on August 6, 2002, DOES HEREBY CERTIFY:

            1. Section IV.A. of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

            "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000, consisting of (i) 130,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock")."

            2. The undersigned certifies that the foregoing amendment was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware and shall be executed, acknowledged and filed in accordance with Section 103 of the General Corporation Law of the State of Delaware.

            3. The undersigned certifies that the Corporation has not received any payment for any of its stock.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 13 day of August, 2002.

                                               IPAYMENT, INC.


                                               By: /s/ Benjamin C. Huddleston
                                                  ------------------------------
                                               Benjamin C. Huddleston, Esq.
                                               Incorporator